UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 14, 2011

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York11021
 (Address of principal executive offices)                      (Zip code)

                                   516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of One Liberty Properties, Inc., held on June 14, 2011,stockholders (i) elected Charles Biederman, James J. Burns, Patrick J. Callan, Jr. and Louis P. Karol for a three-year term, (ii) approved, on an advisory basis, our compensation of executives, (iii) voted, on an advisory basis, on the frequency of holding future advisory votes on the compensation of our executives (and in light of such vote, our board of directors has determined that the next stockholder advisory vote on executive compensation will be held in connection with the 2014 Annual Meeting of Stockholders) and (iv) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2011.

Set forth below are the votes with respect to each such matter:

Proposal 1 – Election of Directors

	For	Authority Withheld	Broker Non-Vote
Charles Biederman	8,160,097	1,110,562	3,921,650
James J. Burns	8,137,260	1,133,399	3,921,650
Patrick J. Callan, Jr.	8,520,665	749,994	3,921,650
Louis P. Karol	8,578,827	691,832	3,921,650

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
7,730,943	1,447,993	91,721	3,921,650

Proposal 3 – Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
3,192,918	96,409	5,835,140	146,191	3,921,650

Proposal 4 – Ratification of the Selection of Independent Registered Public Accounting Firm

For	Against	Abstained
13,059,085	69,918	63,306

Item 8.01                      Other Events.

On June 14, 2011, we issued a press release relating to our quarterly dividend to be paid on July 6, 2011, to stockholders of record as of June 28, 2011. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

One June 14, 2011, our board of directors appointed J. Robert Lovejoy, an independent director, to serve as its lead director.

Item 9.01                      Financial Statements and Exhibits.

(d)        Exhibits.

99.1           Press release dated June 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 14, 2011	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President